The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Citigroup Inc.	SUBJECT TO COMPLETION, DATED MAY 1, 2014	May , 2014 Medium-Term Senior Notes, Series G Pricing Supplement No. 2014-CMTNG0131 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June     , 2017
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on an annual basis on the terms described below. Your return on the securities will depend on the worst performing of the shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index (each, an “underlying asset”).

▪
The securities provide for the repayment of principal plus a premium following the first annual valuation date on which the closing level of the worst performing underlying asset is greater than or equal to the applicable premium threshold level. However, if the closing level of the worst performing underlying asset is not greater than or equal to the applicable premium threshold level on any of the annual valuation dates, you will not receive any premium, and if the closing level of the worst performing underlying asset on the final valuation date is less than 80% of its starting level, you will incur a loss on your investment in the securities. If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing underlying asset on the final valuation date is less than 80% of its starting level, you will lose at least 20%, and possibly significantly more, of your investment in the securities. Your return on the securities will depend solely on the performance of the worst performing underlying asset, and you will not benefit in any way from the performance of the better performing underlying asset.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations, you may not receive any amount owed to you under the securities.
KEY TERMS
Underlying assets:	The shares of the iShares® MSCI EAFE ETF (ticker symbol: “EFA”) and the Russell 2000® Index (ticker symbol: “RTY”)
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	May , 2014 (expected to be May 27, 2014)
Issue date:	May , 2014 (three business days after the pricing date)
Valuation dates:
Expected to be May 27, 2015, May 27, 2016 and May 30, 2017 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to either underlying asset

Automatic early redemption:
If, on either of the first two valuation dates, the closing level of the worst performing underlying asset is greater than or equal to the applicable premium threshold level, the securities will be automatically redeemed on the fifth business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following either of the first two valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.

Premium:
The premium applicable to each valuation date will be determined on the pricing date and will be at least the value indicated below. The premium may be significantly less than the appreciation of either underlying asset from the pricing date to the applicable valuation date.

• May 27, 2015:	13.60% of the stated principal amount
• May 27, 2016:	27.20% of the stated principal amount
• May 30, 2017:	40.80% of the stated principal amount
Premium threshold level:	For each underlying asset on any valuation date, 100% of the applicable starting level
Maturity date:	June , 2017 (expected to be June 6, 2017)
Payment at maturity:
If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:
▪      If the closing level of the worst performing underlying asset on the final valuation date is greater than or equal to the applicable premium threshold level: $1,000 + the premium applicable to the final valuation date
▪      If the closing level of the worst performing underlying asset on the final valuation date is less than the applicable premium threshold level but greater than or equal to the applicable trigger level: $1,000
▪      If the closing level of the worst performing underlying asset on the final valuation date is less than the applicable trigger level: $1,000 × the underlying asset performance factor of the worst performing underlying asset
If the closing level of the worst performing underlying asset on the final valuation date is less than the applicable trigger level, your payment at maturity will be less, and possibly significantly less, than $800 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Starting level:	• iShares® MSCI EAFE ETF: $ (its closing price on the pricing date) • Russell 2000® Index: (its closing level on the pricing date)
Closing level:	For each underlying asset, its closing level or closing price, as applicable on any valuation date
Underlying asset performance factor:	For each underlying asset on any valuation date, the closing level of that underlying asset on that valuation date divided by the starting level of that underlying asset
Trigger level:	• iShares® MSCI EAFE ETF: $ (80% of its starting level) • Russell 2000® Index: (80% of its starting level)
Worst performing underlying asset:	On any valuation date, the underlying asset with the lowest underlying asset performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP / ISIN:	1730T0Q69 / US1730T0Q694
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$22.50	$977.50
Total:	$	$	$
(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be between $949.80 and $959.80 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-03 dated November 13, 2013	Underlying Supplement No. 3 dated November 13, 2013

Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity.  These events, including market disruption events and other events affecting underlying assets, and their consequences are described in the accompanying product supplement in the section “Description of the Securities” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding each underlying asset that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Relevant price.  With respect to the iShares® MSCI EAFE ETF, its starting level is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the starting level with respect to the iShares® MSCI EAFE ETF is subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The diagram below illustrates the payment you may receive upon automatic early redemption, if applicable, or at maturity of the securities, for a range of hypothetical percentage changes in the closing level of the worst performing underlying asset from the pricing date to the applicable valuation date. Your payment upon automatic early redemption, if applicable, or at maturity will be determined solely based on the performance of the worst performing underlying asset, regardless of the performance of the other underlying asset, on the applicable valuation date. The diagram below assumes that the premium applicable to each valuation date will be set at the minimum level indicated on the cover page of this pricing supplement.

Investors in the securities will not receive any dividends that may be paid on the stocks that are included in or held by the underlying assets. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in either underlying asset or the stocks included in or held by either underlying asset” below.

May 2014	PS-2

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

The following table illustrates how the amount payable per security will be calculated if the closing level of the worst performing underlying asset is greater than or equal to the applicable premium threshold level on one of the three annual valuation dates. The table below assumes that the premium applicable to each valuation date will be set at the minimum level indicated on the cover page of this pricing supplement. Figures below have been rounded for ease of analysis.

If the first valuation date on which the closing level of the worst performing underlying asset is greater than or equal to the applicable premium threshold level is . . .	. . . then you will receive the following payment per security upon automatic early redemption or at maturity, as applicable:
May 27, 2015	$1,000 + applicable premium = $1,000 + $136.00 = $1,136.00
May 27, 2016	$1,000 + applicable premium = $1,000 + $272.00 = $1,272.00
May 30, 2017	$1,000 + applicable premium = $1,000 + $408.00 = $1,408.00

If, on any valuation date, the closing level of one underlying asset is greater than or equal to the applicable premium threshold level but the closing level of the other underlying asset is less than the applicable premium threshold level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing level of each underlying asset must be greater than the applicable premium threshold level on the applicable valuation date.

The examples below illustrate how the payment at maturity will be calculated if the closing level of the worst performing underlying asset is not greater than or equal to the applicable premium threshold level on any of the annual valuation dates. The examples are based on (i) with reference to the iShares® MSCI EAFE ETF, a hypothetical starting level of $70.00, a hypothetical premium threshold level of $70.00 and a hypothetical trigger level of $56.00 and (ii) with reference to the Russell 2000® Index, a hypothetical starting level of 1,100.00, a hypothetical premium threshold level of 1,100.00 and a hypothetical trigger level of 880.00 and the hypothetical closing levels on the final valuation date indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual closing level of the worst performing underlying asset on the final valuation date.

Example 1—Par Scenario. On the final valuation date, the hypothetical closing level of the iShares® MSCI EAFE ETF is $59.50 (a 15% decrease from its hypothetical starting level) and the hypothetical closing level of the Russell 2000® Index is 1,210.00 (a 10% increase from its hypothetical starting level). The worst performing underlying asset is the underlying asset with the lowest underlying asset performance factor, which is calculated for each underlying asset as follows:

Underlying asset performance factor of the iShares® MSCI EAFE ETF	= closing level on final valuation date / starting level
= $59.50 / $70.00
= 0.85
Underlying asset performance factor of the Russell 2000® Index	= closing level on final valuation date / starting level
= 1,210.00 / 1,100.00
= 1.10

Because the underlying asset performance factor of the iShares® MSCI EAFE ETF is lower than the underlying asset performance factor of the Russell 2000® Index in this example, the iShares® MSCI EAFE ETF would be the worst performing underlying asset. In this scenario, because the closing level of the worst performing underlying asset on the final valuation date is less than the applicable premium threshold level but greater than the applicable trigger level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.

Example 2—Downside Scenario.  On the final valuation date, the hypothetical closing level of the iShares® MSCI EAFE ETF is $73.50 (a 5% increase from its hypothetical starting level) and the hypothetical closing level of the Russell 2000® Index is 550.00 (a 50% decrease from its hypothetical starting level). The worst performing underlying asset is the underlying asset with the lowest underlying asset performance factor, which is calculated for each underlying asset as follows:

Underlying asset performance factor of the iShares® MSCI EAFE ETF	= closing level on final valuation date / starting level
= $73.50 / $70.00
= 1.05
Underlying asset performance factor of the Russell 2000® Index	= closing level on final valuation date / starting level
= 550.00 / 1,100.00
= 0.5

May 2014	PS-3

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Because the underlying asset performance factor of the Russell 2000® Index is lower than the underlying asset performance factor of the iShares® MSCI EAFE ETF in this example, the Russell 2000® Index would be the worst performing underlying asset. In this scenario, because the closing level of the worst performing underlying asset on the final valuation date is less than the applicable trigger level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $1,000 × the underlying asset performance factor of the worst performing underlying asset
= $1,000 × 0.5
= $500

In this scenario, the worst performing underlying asset has depreciated by more than 20% from its starting level to its closing level on the final valuation date, which is less than the applicable trigger level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying asset from its starting level to its closing level on the final valuation date, and you would incur a significant loss on your investment.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with both of the underlying assets. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to both of the underlying assets contained in the section “Risk Factors” beginning on page 1 in the accompanying underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪
You may lose some or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying asset. If the closing level of the worst performing underlying asset on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying asset has declined from its starting level, regardless of the performance of the other underlying asset. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪
The trigger feature of the securities exposes you to particular risks. If the closing level of the worst performing underlying asset on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying asset has declined from its starting level. Although you will be repaid your stated principal amount at maturity if the worst performing underlying asset depreciates by 20% or less from its starting level, you will have full downside exposure to the worst performing underlying asset if it depreciates by more than 20%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪
Your potential return on the securities is limited.  Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity, as described on the cover page of this pricing supplement. If the closing level of the worst performing underlying asset is greater than or equal to the applicable premium threshold level on one of the valuation dates, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing levels of the underlying assets on that valuation date may exceed their respective premium threshold levels. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in either or both of the underlying assets.

▪
The securities are subject to the risks of both underlying assets and will be negatively affected if either performs poorly, even if the other performs well.  You are subject to risks associated with both underlying assets. If either underlying asset performs poorly, you will be negatively affected, even if the other underlying asset performs well. The securities are not linked to a basket composed of the underlying assets, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying assets is the worst performing underlying asset.

May 2014	PS-4

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

▪
You will not benefit in any way from the performance of the better performing underlying asset.  The return on the securities depends solely on the performance of the worst performing underlying asset, and you will not benefit in any way from the performance of the better performing underlying asset. The securities may underperform a similar investment in both of the underlying assets or a similar alternative investment linked to a basket composed of the underlying assets, since in either such case the performance of the better performing underlying asset would be blended with the performance of the worst performing underlying asset, resulting in a better return than the return of the worst performing underlying asset.

▪
The term of the securities may be as short as one year.  If the closing level of the worst performing underlying asset on any valuation date, including the valuation date expected to occur one year after the pricing date, is greater than or equal to the applicable premium threshold level, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive.

▪
You will be subject to risks relating to the relationship between the underlying assets.  It is preferable from your perspective for the underlying assets to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying assets will not exhibit this relationship. The less correlated the underlying assets, the more likely it is that one or the other of the underlying assets will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying assets to perform poorly; the performance of the underlying asset that is not the worst performing underlying asset is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship between the underlying assets will be over the term of the securities. One underlying asset represents small capitalization stocks in the United States and the other represents international equity markets. Accordingly, the underlying assets represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪
Investing in the securities is not equivalent to investing in either underlying asset or the stocks included in or held by either underlying asset. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying asset. As of April 29, 2014, the average dividend yield of the iShares® MSCI EAFE ETF was 2.50% per year, which, if this dividend yield remained constant for the term of the securities, would be equivalent to approximately 7.50% (assuming no reinvestment of dividends) over the term of the securities (assuming they are not automatically redeemed prior to maturity). As of April 29, 2014, the average dividend yield of the Russell 2000® Index was 1.41% per year, which, if this dividend yield remained constant for the term of the securities, would be equivalent to approximately 4.23% (assuming no reinvestment of dividends) over the term of the securities (assuming they are not automatically redeemed prior to maturity). However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as the dividend yield or the average dividend yield over any period.

▪
Your return on the securities depends on the closing levels of the underlying assets on only three days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing levels of the underlying assets solely on one of the three valuation dates, you are subject to the risk that the closing levels of the underlying assets on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying assets that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing prices and closing levels of the underlying assets, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive any amounts owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪
The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

May 2014	PS-5

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying assets, dividend yields on the stocks included in or held by, as applicable, the underlying assets and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.  Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying assets and a number of other factors, including the price and volatility of the stocks included in or held by, as applicable, the underlying assets, the correlation between the underlying assets, dividend yields on the stocks included in or held by, as applicable, the underlying assets, the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by the iShares® MSCI EAFE ETF trade, the correlation between those rates and the price of the shares of the iShares® MSCI EAFE ETF, interest rates in the United States and in each of the markets of the stocks held by the iShares® MSCI EAFE ETF, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪
The iShares® MSCI EAFE ETF is subject to risks associated with non-U.S. markets.  The iShares® MSCI EAFE ETF tracks international equity markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪
Fluctuations in exchange rates will affect the price of the iShares® MSCI EAFE ETF. Because the iShares® MSCI EAFE ETF invests in stocks that are traded in non-U.S. currencies, while the net asset values of the iShares® MSCI EAFE ETF is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. If the U.S. dollar generally strengthens against the currencies in which those stocks trade, the price the iShares® MSCI EAFE ETF will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

May 2014	PS-6

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪
Changes that affect the underlying assets may affect the value of your securities.  The sponsor of the Russell 2000® Index or of the index underlying the iShares® MSCI EAFE ETF may add, delete or substitute the stocks that constitute those indexes or make other methodological changes that could affect the levels of those indexes. In addition, the investment adviser to the iShares® MSCI EAFE ETF may change the manner in which the iShares® MSCI EAFE ETF operates or its investment objectives at any time.  We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the underlying assets and the value of and your payment at maturity on the securities.

▪
Even if the issuer of the iShares® MSCI EAFE ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of the iShares® MSCI EAFE ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the iShares® MSCI EAFE ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of the iShares® MSCI EAFE ETF by the amount of the dividend per share. If the issuer of the iShares® MSCI EAFE ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the iShares® MSCI EAFE ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of the iShares® MSCI EAFE ETF would not.

▪
The securities may become linked to shares of an issuer other than the original issuer of the iShares® MSCI EAFE ETF upon the occurrence of a reorganization event or upon the delisting of the shares of the iShares® MSCI EAFE ETF. For example, if the issuer of the iShares® MSCI EAFE ETF enters into a merger agreement that provides for holders of the shares of the iShares® MSCI EAFE ETF to receive shares of another entity, the shares of such other entity will become the applicable underlying asset for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the iShares® MSCI EAFE ETF are delisted or the iShares® MSCI EAFE ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable underlying asset. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares-Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪
The iShares® MSCI EAFE ETF may not completely track the performance of the MSCI EAFE Index. The price of the shares of the iShares® MSCI EAFE ETF will reflect transaction costs and fees of the iShares® MSCI EAFE ETF that are not included in the calculation of the index that it seeks to track. In addition, the iShares® MSCI EAFE ETF may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, the MSCI EAFE Index.

▪
Changes made by the investment adviser to the iShares® MSCI EAFE ETF or by the sponsor of the index underlying the iShares® MSCI EAFE ETF may adversely affect the shares of the iShares® MSCI EAFE ETF. We are not affiliated with the investment adviser to the iShares® MSCI EAFE ETF or with the sponsor of the index underlying the iShares® MSCI EAFE ETF. Accordingly, we have no control over any changes such investment adviser or sponsor may make to the iShares® MSCI EAFE ETF or the index underlying the iShares® MSCI EAFE ETF. Such changes could be made at any time and could adversely affect the performance of the shares of the iShares® MSCI EAFE ETF.

▪
The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks.  The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

May 2014	PS-7

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

▪
Adjustments to the Russell 2000® Index may affect the value of your securities. Russell Investment Group, as publisher of the Russell 2000® Index, may add, delete or substitute the stocks that constitute the Russell 2000® Index or make other methodological changes that could affect the level of the Russell 2000® Index. Russell Investment Group may discontinue or suspend calculation or publication of the Russell 2000® Index at any time without regard to your interests as holders of the securities.

▪
Our offering of the securities is not a recommendation of either underlying asset. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying assets is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the Russell 2000® Index or in instruments related to the iShares® MSCI EAFE ETF or the stocks that constitute the iShares® MSCI EAFE ETF, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying assets. These and other of our affiliates’ activities may adversely affect the level or price, as applicable, of the underlying assets in a way that has a negative impact on your interests as a holder of the securities.

▪
The level or price of an underlying asset may be adversely affected by our or our affiliates’ hedging and other trading activities.  We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks included in the Russell 2000® Index and in the shares of the iShares® MSCI EAFE ETF and other financial instruments related to the underlying assets or the stocks included in or held by the underlying assets. Our affiliates also trade the stocks included in the Russell 2000® Index and the shares of the iShares® MSCI EAFE ETF and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the level or price, as applicable, of the underlying assets in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪
We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the underlying assets or with the iShares® MSCI EAFE ETF, including extending loans to, making equity investments in or providing advisory services to such companies or the iShares® MSCI EAFE ETF. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, the discontinuance of the Russell 2000® Index or events with respect to the iShares® MSCI EAFE ETF that may require a dilution adjustment or the delisting of the iShares® MSCI EAFE ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2014	PS-8

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Information about the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in certain developed markets, excluding the United States and Canada, as measured by the MSCI EAFE® Index. However, for purposes of the securities, the performance of the iShares® MSCI EAFE ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI EAFE ETF will not be factored into a determination of the closing level of the iShares® MSCI EAFE ETF. The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets, excluding the United States and Canada.

The iShares® MSCI EAFE ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI EAFE ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI EAFE ETF trades on the NYSE Arca under the ticker symbol “EFA.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI EAFE ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI EAFE ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI EAFE ETF.

Historical Information

The graph below shows the closing price of shares of the iShares® MSCI EAFE ETF for each day such price was available from January 2, 2009 to April 29, 2014. The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of shares of the iShares® MSCI EAFE ETF as an indication of future performance.

iShares® MSCI EAFE ETF – Historical Closing Levels January 2, 2009 to April 29, 2014

May 2014	PS-9

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

iShares® MSCI EAFE ETF	High	Low	Dividends
2009
First Quarter	$45.44	$31.70	$0.00000
Second Quarter	$49.04	$38.57	$0.94519
Third Quarter	$55.81	$44.01	$0.00000
Fourth Quarter	$57.28	$52.66	$0.49574
2010
First Quarter	$57.96	$50.46	$0.00000
Second Quarter	$58.04	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.26	$0.53819
2011
First Quarter	$61.92	$55.29	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.53	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.86	$51.95	$0.60952
2013
First Quarter	$59.87	$56.90	$0.00000
Second Quarter	$63.53	$57.03	$0.00000
Third Quarter	$65.05	$57.55	$1.15150
Fourth Quarter	$67.10	$62.70	$0.55171
2014
First Quarter	$68.03	$62.31	$0.00000
Second Quarter (through April 29, 2014)	$68.05	$66.26	$0.00000

The closing price of shares of the iShares® MSCI EAFE ETF on April 29, 2014 was $68.05. We make no representation as to the amount of any dividends that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on shares of the iShares® MSCI EAFE ETF.

May 2014	PS-10

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Information about the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—Russell Indices—License with Russell” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index, including certain risks that are associated with an investment linked to the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on April 29, 2014 was 1,120.83. The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2009 to April 29, 2014. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2009 to April 29, 2014

May 2014	PS-11

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities (including early redemption or retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale or exchange of the securities should be long-term capital gain or loss if you held the securities for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the shares of the iShares® MSCI EAFE ETF. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. It is not clear how the constructive ownership rules are intended to apply to instruments that provide for payment features like those of the securities, or to instruments whose payments are determined by reference to an index as well as an exchange-traded fund. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

May 2014	PS-12

Citigroup Inc.
Autocallable Securities Based Upon the Worst Performing of the Shares of the iShares® MSCI EAFE ETF and the Russell 2000® Index Due June , 2017

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $22.50 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers a fixed selling concession of $22.50 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing price of the iShares® MSCI EAFE ETF or the closing level of the Russell 2000® Index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects terms of the securities that have not yet been fixed as well as uncertainty on the date of this preliminary pricing supplement about the inputs to CGMI’s proprietary pricing models on the pricing date.

For a period of approximately three months following issuance of the securities, the price at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2014 Citigroup Global Markets, Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

May 2014	PS-13